Exhibit 10.6

EXECUTIVE SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

This Executive Severance Agreement and Release of Claims (“Agreement”) is made by and between Command Center, Inc. (the “Company”) and Colette Pieper (“Executive”).

RECITALS

A.            Executive is voluntarily resigning from her employment with the Company.

B.            The Company wishes to provide for a severance payment to Executive and Executive wishes to release Company from any and all claims arising from or related to the employment relationship.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as the “Parties”) hereby agree as follows:

1.                Resignation.

(a)            Executive hereby resigns from her employment with the Company and as an officer of the Company effective as of the Effective Date (as defined in Section 3). Executive acknowledges that her last day of work for the Company was on July 14, 2017.

(b)            Executive agrees that she shall not apply in the future or otherwise seek employment with the Company. In the event that Executive does apply or seek employment, Company may disregard any such application. Given Executive’s agreement herein, any action taken or not taken by Company related to an application for employment by Executive will not be and cannot be construed or alleged as adverse, retaliatory, discriminatory or otherwise violative of any law or regulation.

2.               Consideration.

(a)            Executive shall continue to receive her regular base pay on a bi-weekly basis until and through the Effective Date. Thereafter, within ten days after the Effective Date, Executive shall receive her base pay, prorated on a daily basis, from the Effective Date through September 1, 2017. If Executive is presently a participant in any of the health insurance plans offered by Company, unless cancelled by Executive her participation shall continue through July 31, 2017, subject to deduction from Executive’s pay for Executive’s usual share of premiums.

(b)            As further compensation, not later than ten days after the Effective Date, Company will pay to Executive the additional gross amount of $100,000, less appropriate withholdings.

(c)            Payments to Executive shall be subject to all the usual withholdings. Executive acknowledges that except for the payments set forth in this Section 2, no other compensation or payments are due and that no additional amounts will be paid to her. The parties agree that no additional vacation or sick leave time will accrue after the date listed above as Executive’s last day of work and that the specified payments to be made to Executive following her last day of work include all accrued vacation time and other compensation due. Executive further acknowledges that no stock, stock options or other equity-based award or interest in the Company is due or will be given to her. Executive will not assert any claim for shares of stock, stock options or any other equity-based interest or for additional compensation or payment, whether claimed to be accrued vacation time, benefits, bonus, relocation expense or other expense reimbursement or any other category of compensation or payment.

3.              Effective Date. This Agreement shall become effective on the tenth day following the day on which this Agreement has been fully signed by both Company and Executive (the “Effective Date”), unless sooner rescinded by Executive as provided herein.

4.           Return of Property. Executive shall return all Company property and confidential and proprietary information in her possession to the Company prior to Executive’s final day of employment. Executive hereby certifies that all proprietary documents of the Company, whether in printed or electronic form, will be returned to the Company, shredded or deleted not later than the date specified as Executive’s last day of work, so that Executive will not have in her possession any proprietary document of the Company in any form. Executive acknowledges that following the date specified as Executive’s last day of work, any items of personal property belonging to her and located at the office of the Company, shall be deemed to have been given and transferred by her to the Company. Before her last day of work, Executive shall also prepare and submit to Company a complete and accurate listing of all password-protected systems, websites and files that she has used and/or accessed during her employment, along with the user identification, passwords and all other login credentials that may be required to access such systems, sites and files.

5.               Release of Claims by Company.

(a)            Company releases Executive and her heirs, successors and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action, loss or expense of every kind and description, whether presently known or unknown, suspected or unsuspected, that Company may possess arising from any omissions, acts or facts, that have occurred up until and including the Effective Date, including without limitation, any and all claims relating to or arising from Executive’s employment relationship and excepting only claims for acts of theft, fraud or embezzlement.

(b)           Any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. Any determination for clawback or recovery shall be made in accordance with any applicable law or regulation.

6.            Release of Claims by Executive. Executive releases the Company and its officers, directors, representatives and affiliated companies, successors and assigns, on behalf of herself, and her respective heirs, family members, representatives, successors and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action, loss or expense of every kind and description, whether presently known or unknown, suspected or unsuspected, that she may possess arising from any omissions, acts or facts, that have occurred up until and including the Effective Date, including, without limitation:

(a)          any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b)           any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment of any kind; retaliation; constructive discharge; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract, business relationship or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and all other causes of action;

(c)            any and all claims for violation of any federal, state or municipal statute, ordinance, rule or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, and the Older Workers Benefit Protection Act;

(d)          any and all claims pursuant to any “whistleblower” law or regulation, including laws or regulations administered by the Occupational Safety and Health Administration;

(e)          any and all claims arising out of any other laws and regulations relating to employment or employment discrimination, harassment or retaliation; and

(f)              any and all claims for attorneys’ fees and costs.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to all matters, except as otherwise specified. This release does not extend to any obligations incurred under this Agreement.

7.            Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least twenty-one (21) days within which to consider this Agreement; (c) she has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until after the revocation period has expired.

8.            No Pending or Future Lawsuits. Executive represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein. If Executive has brought any administrative claims or complaints with any governmental agency, against the Company and/or any officer, director or employee of the Company, all such claims are hereby fully settled and resolved.

9.            Confidential Information.

(a)          For purposes of this Agreement, the words “Confidential Information” include all of the following:

(1)         The methods, procedures, plans, techniques, systems, data,processes, formats and designs utilized in Company’s operations;

(2)            The software utilized by Company;

(3)            All information relating to Company’s financial conditionand operational and financial plans and goals;

(4)         All information pertaining to Company’s customers, aswell as prospective customers, including customer lists and usagepatterns, pricing and bidding practices, customer contact information, and marketing and sales practices, methods and plans;

(5)            All business forms and all operations, sales and training manuals; and

(6)            All other information which by its nature would be reasonablyunderstood to be confidential.

(b)          Executive agrees not to disclose any Confidential Information to others, use any Confidential Information for her own benefit or make copies of any Confidential Information without Company’s written consent, whether during or after Executive’s employment with Company. Executive also agrees to return all Confidential Information in her possession to Company not later than the date specified to be the last day of her employment.

(c)       For purposes of this Agreement the words “Confidential Information” do not include any information that is or becomes generally available to the public, other than as a result of disclosure in violation of this agreement.

10.              Nondisparagement.

(a)            From the Effective Date and for a period of 12 months thereafter, Executive shall (i) refrain from making any public disparaging statements concerning Company, its officers, directors, employees or representatives or its business or operations and (ii) refrain from posting on any Internet site or online message board, chat room or blog any statement concerning Company, whether disparaging or not. Similarly, Company agrees for a period of 12 months from the Effective Date to refrain from making any public disparaging statements concerning Executive.

(b)          Should any third parties, including prospective employers, inquire as to the employment of Executive with Company, Company agrees that nothing will be said or conveyed to any third party that could be construed as damaging the name, character or employment of Executive.

(c)            This Section 10 shall not prohibit the Parties from disclosing any information in response to a lawful subpoena or court order requiring disclosure of information or otherwise as required by law. Similarly, this section is not intended to prevent either party from providing truthful testimony and information regarding the other party in any administrative proceeding, when requested by a governmental agency to do so, whether with or without a subpoena.

11.             Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

12.             Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration before the American Arbitration Association, at its office located nearest the Company’s corporate office in Denver, Colorado, under its Employment Dispute Resolution Rules. The Parties agree that the prevailing party in any arbitration shall be entitled to a judgment, order and injunctive relief as may be appropriate in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney’s fees and costs. Nothing set forth in this section shall prevent either party from seeking injunctive relief in a court of competent jurisdiction.

13.             Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

14.             No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15.            Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, that provision shall be modified so that it is legal and enforceable and in a manner which most closely reflects the intent of the Parties.

16.        Entire Agreement. Except as provided in the following sentence, this Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company and supersedes and replaces any and all prior agreements and understandings. All of the covenants and other post-employment provisions of any employment contract entered into between the Parties, which are specified to survive termination of employment or which by their nature apply following termination of employment, shall remain in full force and effect.

17.            No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Company.

18.            Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

19.            Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20.            Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

21.            Further Assurances. Following the effective date of this Agreement, Executive shall sign and deliver such further documents and instruments as may be reasonably requested by Company or its counsel, for purposes of carrying out the intent of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE

/s/ Colette Pieper
Colette Pieper

Date: July 19, 2017

COMMAND CENTER, INC.

/s/ Frederick Sandford
Frederick J. Sandford
Chief Executive Officer

Date: July 20, 2017